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                                                                    Exhibit 10.5


                   NON-COMPETE AND NON-SOLICITATION AGREEMENT


     This NON-COMPETE AND NON-SOLICITATION AGREEMENT (the "Agreement") is entered into this 28th day of April, 1996, by and between Jens Christensen, an individual ("Employee"), and Visigenic Software, Inc., a Delaware corporation ("Visigenic").

                                    RECITALS

     A. Post Modern Computing Technologies Inc., a California corporation ("Post Modern"), is engaged throughout the United States of America and the world in the business of developing, marketing, selling and supporting (including training and consulting services) object request broker software and object services software (such as persistence service, collection service, transaction service, security service, naming service and event service) and directly related tools and consulting services (the "Business"). For purposes of this Agreement, the "Business" shall be deemed to include any similar successor technology to object request broker software and object services software, and shall be deemed not to include (i) end users applications development that uses object request broker tool software and (ii) all divisions of a multi-divisional company that engages in the Business and that generates less than ten percent (10%) of its total annual revenues from the Business, other than the division that engages in the Business.

     B. Pursuant to that certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated April 28, 1996, by and between Visigenic and Post Modern, Visigenic is acquiring Post Modern through a merger of Post Modern with and into Visigenic (the "Merger"). After the Merger becomes effective, the separate existence of Post Modern shall cease and Visigenic as the surviving corporation in the Merger shall continue its corporate existence under the laws of the State of Delaware and will continue to operate the Business.

     C. Employee is a holder of capital stock or options to acquire the capital stock of Post Modern and is a key employee of Post Modern. Employee has been actively involved in the design, development, manufacture and marketing of Post Modern's products, and shall become an employee of Visigenic upon the effectiveness of the Merger.

     D. This Agreement is entered into by Employee in consideration of and as an inducement to Visigenic to consummate the Merger.

     NOW, THEREFORE, the parties agree as follows:

     1.  Covenant Not to Compete.  Employee agrees that for a period of three
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(3) years from the effective time of the Merger, unless Visigenic does not complete an initial public offering of its securities prior to March 31, 1997, in which event Employee agrees that for a period of one (1) year from the effective time of Merger, he will not, directly or indirectly, individually or as an owner, partner, shareholder, joint venturer, corporate officer, director, employee, consultant, principal, agent, trustee or licensor, or in any other similar capacity whatsoever of or for any person, firm, partnership, company or corporation (other than Visigenic), throughout the United States of America and the world, (a) own, manage,

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operate, sell, control or participate in the ownership, management, operation, sales or control of any business engaged in the Business (b) accept employment with a customer of Visigenic with the intent or purpose of depriving Visigenic of business performed by Post Modern or Visigenic by transferring such work to a department, division or affiliate of the customer or to a third party; or (c) request or advise any of the customers, suppliers or other business contacts of Visigenic with which Employee had contact while employed at Post Modern to withdraw, curtail, cancel or not increase their business with Visigenic. Notwithstanding the foregoing, Employee is permitted to own as a passive investor up to a two percent (2%) interest in any publicly traded entity.

     2.  Covenant Not to Solicit.  Employee further agrees that, during the
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period of the covenants set forth in Paragraph 1 ("Covenant Not to Compete")
above, he will not directly or indirectly recruit, induce or attempt to persuade any person who on the date hereof is, or subsequent thereto becomes, an employee, sales representative or consultant of Visigenic to terminate his or her relationship with Visigenic, and will not accept or respond to resumes or inquiries from any such person.

     3.  Cancellation of Existing Contracts.  Visigenic and Employee agree that
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any existing employment, non-competition or change-in-control agreements between
Employee and Post Modern will be canceled upon the effectiveness of the Merger without any severance or compensation sum due to Employee by Visigenic or Post Modern.

     4.  Reasonableness.  Employee agrees that the covenants provided for in
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Paragraphs 1 ("Covenant Not to Compete") and 2 ("Covenant Not to Solicit")
hereof, including the term and the geographical area encompassed therein, are necessary and reasonable in order to protect Visigenic in the conduct of its business and the utilization of its assets, tangible and intangible, including goodwill, and to preserve and protect the tangible and intangible assets of the Business, including Post Modern's goodwill, and the customers and trade secrets of which Employee has and will have knowledge, and in consideration for Visigenic's entering into and performing under the Reorganization Agreement. Both parties agree that the execution, delivery and performance of this Agreement is in consideration of and a condition to the consummation of the Merger, and the parties do not ascribe and cannot ascribe a separate consideration or value to the covenants provided herein.

     5.  Confidentiality.  Employee shall be subject to the terms of Visigenic's
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standard form of employee confidentiality agreement, a copy of which is attached hereto as Exhibit A.
          ---------

     6.  Construction.  The covenants contained in this Agreement shall be
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construed as a series of separate covenants, one for each of the counties in each of the states of the United States of America, one for each province of Canada, and one for each country in the world. It is the desire and intent of the parties that these covenants shall be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of Paragraph 1 ("Covenant Not to Compete") or 2 ("Covenant Not to Solicit") shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to revise those provisions or portions to the minimum extent necessary to render them enforceable. Such amendment shall apply only with respect to the operation of the paragraph in the particular jurisdiction in which such adjudication was made. If, in any judicial proceeding, a court of competent jurisdiction shall refuse to enforce any of the

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separate geographical covenants deemed included in this Agreement, then such unenforceable geographical covenants shall be deemed deleted from this Agreement to the extent necessary to permit the remaining separate covenants to be enforced.

     7.  Injunctive Relief.  It is expressly agreed between the parties that
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monetary damages would be inadequate to compensate Visigenic for any breach by
Employee of his covenants and agreements set forth herein. Accordingly, Employee agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to Visigenic and that, in addition to any other remedies which may be available, Visigenic shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by Employee, without the necessity of proving actual damages.

     8.  Amendments; Governing Law.  This Agreement contains the entire
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agreement of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, covenants, or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. No provision hereof may be waived, altered or amended, except by written instrument signed by all of the parties hereto. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of California. All disputes arising under this Agreement shall be brought in the federal and state courts located in California, as permitted by law, and each of the parties hereby consents to the personal jurisdiction, service of process and venue of such courts.

     9.  Successors and Assigns.  Neither this Agreement nor any of the rights
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or obligations of Employee arising under this Agreement may be assigned or transferred without Visigenic's prior written consent. This Agreement will be for the benefit of Visigenic's successors and assigns, and will be binding on Employee's heirs and legal representatives.

    10.  Notices.  Any notice or other communication under this Agreement shall
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be in writing, signed by the party making the same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

        If to Employee:             Jens Christensen
                                    1975 Landings Drive
                                    Mountain View, CA 94043

        with a copy to:             Fenwick & West LLP
                                    2 Palo Alto Square
                                    Palo Alto, CA  94306
                                    Attn:  Mark C. Stevens

       If to Visigenic:             Visigenic Software, Inc.
                                    951 Mariner's Island Blvd.
                                    San Mateo, CA 94404


        with a copy to:             Gray Cary Ware & Freidenrich

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                                 400 Hamilton Avenue
                                 Palo Alto, CA  94301
                                 Attn:  George H. Hohnsbeen II

or to such other address as may hereafter be designated by either party hereto. All such notices shall be deemed given on the date personally delivered or mailed.

     11. Severability. The parties agree that construction of this Agreement
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shall be in favor of its reasonable nature, legality and enforceability, and that any construction causing unenforceability shall yield to a construction permitting enforceability. It is agreed that the noncompetition, nonsolicitation, nondisclosure and nonhiring covenants and provisions of this Agreement are severable, and that if any single covenant or provision or multiple covenants or provisions should be found unenforceable, the entire Agreement and remaining covenants and provisions shall not fail but shall be construed as enforceable without any severed covenant or provision in accordance with the tenor of this Agreement. The parties specifically agree that no covenant or provision of this Agreement shall be invalidated because of overbreadth insofar as the parties acknowledge the scope of the covenants and provisions contained herein to be reasonable and necessary for the protection of Visigenic and not unduly restrictive upon Employee. However, should a court or any other trier of fact or law determine not to enforce any covenant or provision of this Agreement as written due to overbreadth, then the parties agree that said covenant or provision shall be enforced to the extent reasonable, with the court or such trier to make any necessary revisions to said covenant or provision to permit its enforceability.

     12. Effectiveness.  Notwithstanding any other provision of this Agreement,
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this Agreement shall become effective only upon the closing of the Merger, and if such closing does not occur, this Agreement shall be void ab initio and have no force and effect.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 EMPLOYEE


                               ------------------------------------------------


                               VISIGENIC SOFTWARE, INC.:


                               By:
                                  ---------------------------------------------
                               Print Name:
                                          -------------------------------------
                               Title:
                                     ------------------------------------------

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                                   EXHIBIT A
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         FORM OF STANDARD VISIGENIC EMPLOYEE CONFIDENTIALITY AGREEMENT

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